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                                                                Exhibit 23.05

WHEN THE TRANSACTION REFERRED TO IN NOTE 12 OF THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS HAS BEEN CONSUMMATED, WE WILL BE IN A POSITION TO RENDER THE FOLLOWING CONSENT.

                                                 /S/ KPMG PEAT MARWICK LLP
                                                 -------------------------


                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Asymetrix Learning Systems, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the prospectus.



Seattle, Washington
March 31, 1998